SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 12, 2007
GeoEye, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50933 (Commission File Number)	20-2759725 (IRS Employer Identification No.)
21700 Atlantic Boulevard
Dulles, VA 20166
(Address of Principal Executive Offices)
(703) 480-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
The Board of Directors of GeoEye, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), approved and adopted certain compensatory plans, policies and agreements at its meeting on April 12, 2007, including the Key Employee Change in Control Severance Plan (the “Change in Control Severance Plan”), the 2007 Performance Award Policy under the 2006 Omnibus Stock and Performance Incentive Plan of GeoEye, Inc. (the “2006 Omnibus Plan”), and the forms of stock option and restricted stock unit award agreements for stock option and restricted stock unit awards for long-term incentives under the 2006 Omnibus Plan.
2007 Performance Award Policies Under the 2006 Omnibus Plan.
On April 12, 2007, upon recommendation of the Compensation Committee, the Board adopted the 2007 Performance Award Policy pursuant to the 2006 Omnibus Plan. The 2007 Performance Award Policy provides for performance cash incentive awards for eligible employees who remain employed by the Company through December 31, 2007, based on the employees’ target awards (percentage of annual salary) and the Company’s achievement of certain revenue and earnings targets, weighted equally. Under the 2007 Performance Award Policy, the Compensation Committee has the sole discretion to determine the extent to which the revenue and earnings targets have been achieved, and to determine the amount of the performance cash incentive award for each eligible employee. Upon recommendation of the Compensation Committee, the Board also approved the revenue and earnings targets under the 2007 Performance Award Policy for the 2007 calendar year.
Forms of Stock Option and Restricted Stock Unit Award Agreements under the 2006 Omnibus Plan.
On April 12, 2007, the Board ratified and approved a form of stock option agreement (the “Stock Option Agreement”) and a form of restricted stock unit award agreement (the “RSU Agreement”) for use when granting stock option and restricted stock unit awards under the 2006 Omnibus Plan.
The foregoing description of the Change in Control Severance Plan, the 2007 Performance Awards Policy, the Stock Option Agreement and the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Severance Plan, the 2006 Performance Award Policy, the 2007 Performance Award Policy, the Stock Option Agreement and the RSU Agreement, copies of which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference.
Key Employee Change in Control Severance Plan.
The Board of Directors of the Company (the “Board”) has adopted the Change in Control Severance Plan for key employees of the Company and its subsidiaries which provides for payments and benefits to members of senior management in the event of a change of control of the Company and a subsequent termination of employment under the circumstances described below. Employees of the Company and its subsidiaries may be selected to participate in the Change in Control Severance Plan by the Board as “Tier I” or “Tier II” participants. The Board designated Matthew M. O’Connell, President and CEO, to participate in the Change in Control Severance Plan as a Tier I participant and William Schuster, COO, Henry E. Dubois, Executive Vice President and CFO, and William L Warren, Senior Vice President and General Counsel, to participate in the Change in Control Severance Plan as Tier II participants.
Under the terms of the Change in Control Severance Plan, upon a participant’s termination of employment by the Company without “cause” or by a participant for “good reason” within two years following a “change in control” of the Company, the participant will be entitled to receive the following payments and benefits, provided that the participant executes and delivers a release to the Company:
•	an amount equal to the participant’s “credited compensation,” multiplied by (i) two for Tier I participants, or (ii) one for Tier II participants;

•	a pro rata portion of the participant’s target annual cash incentive compensation (determined at one hundred percent of target) for the year in which the termination occurs;

•	a payment equal to the cost of outplacement services and financial counseling for one year following termination;

•	a payment equal to (i) 24 times for Tier I participants, or (ii) 12 times for Tier II participants, the total monthly premium payment paid by the Company for life insurance benefits for the month prior to termination;

•	for 24 months following termination of a Tier I participant, or for 12 months following termination for a Tier II participant, reimbursement by the Company (or direct payment to the insurance carrier) of the premium costs necessary for the participant and his or her dependents to continue participating in the Company’s medical and dental plans; and

•	full vesting of all outstanding equity awards held by the participant.
“Credited compensation” is defined as the aggregate of (i) the participant’s annual base salary determined immediately prior to the date of termination, and (ii) one hundred percent of the participant’s most recently established target for annual cash incentive compensation. All severance amounts, other than the medical and dental premium payments, are payable in a single lump sum as soon as reasonably practicable following receipt by the Company of an executed release from the participant, subject to a possible six-month delay to comply with Section 409A of the Internal Revenue Code, as amended (the “Code”), as applicable. In addition, the Company must make a gross-up payment to a participant in the event any payment or benefit made to the participant under the Change in Control Severance Plan will be subject to the excise tax imposed by Section 4999 of the Code. The gross-up payment is to be in an amount sufficient to make the participant whole for all taxes (including withholding taxes) and any associated interest and penalties imposed as a result of Section 4999 of the Code (but excluding any taxes, interest or penalties imposed by Section 409A of the Code), subject to certain exceptions set forth in the Change in Control Severance Plan. In addition, in consideration of the payments and benefits received pursuant to the Change in Control Severance Plan, each participant is subject to non-competition and non-solicitation covenants following a termination for (i) 24 months in the case of a Tier I participant, or (ii) 12 months in the case of a Tier II participant.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith.

99.1	2006 Omnibus Stock and Performance Incentive Plan of GeoEye, Inc. 2007 Performance Award Policy

99.2	Form of Stock Option Agreement for the GeoEye, Inc. 2006 Omnibus Stock and Performance Incentive Plan

99.3	Form of Restricted Stock Unit Agreement for the GeoEye, Inc. 2006 Omnibus Stock and Performance Incentive Plan

99.4	GeoEye, Inc. Key Employee Change in Control Severance Plan
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2007	GEOEYE, INC.
	By:	/s/ William L. Warren
William L. Warren
Senior Vice President, General Counsel & Secretary

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